UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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American Renal Associates Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
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American Renal Associates Holdings, Inc.
500 Cummings Center
Suite 6550
Beverly, Massachusetts 01915
Telephone: 978-922-3080

PROXY STATEMENT SUPPLEMENT
Annual Meeting of Stockholders
April 29, 2020

This proxy statement supplement, dated April 24, 2020 (this “Supplement”), supplements and amends the definitive proxy statement (the “Proxy Statement”) of American Renal Associates Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2020 and relating to the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, April 29, 2020 at 1:30 p.m. Eastern Time, online via live webcast at www.meetingcenter.io/235001956.

As previously disclosed in the Company’s Current Report on Form 8-K (the “Form 8-K”) filed with the SEC on April 7, 2020, on April 1, 2020, Grant Thornton LLP (“Grant Thornton”), the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, notified the Company of its decision not to stand for re-appointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Grant Thornton was previously engaged to review the Company's condensed consolidated financial statements for the quarter ended March 31, 2020. Their decision not to stand for re-appointment does not affect their engagement for the quarter ended March 31, 2020. A copy of Grant Thornton's letter, dated April 7, 2020, stating its agreement with the statements made in the Form 8-K was included as an exhibit to the Form 8-K.

The primary purpose of this Supplement is to withdraw the proposal seeking stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ended December 31, 2020 (“Proposal 2”). The Company will hold the Annual Meeting as previously scheduled, and at the Annual Meeting, the Company intends to hold the vote on all matters described in the Proxy Statement, except Proposal 2. Any votes cast with respect to Proposal 2 will be disregarded. The Company does not intend to submit at the Annual Meeting any other proposal with respect to the ratification of the appointment of an independent registered public accounting firm.

A representative of Grant Thornton is expected to attend the Annual Meeting. The representative will also have the opportunity to make a statement if he or she desires to do so, and the representative is expected to be available to respond to appropriate questions.

Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares on all other proposals described in the Proxy Statement.

Supplemental Disclosure for the Proxy Statement

The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) has begun a process to select a successor independent registered public accounting firm for the year ending December 31, 2020.

The reports of Grant Thornton on the Company's consolidated financial statements for the fiscal years ended December 31, 2019 (“fiscal 2019”) and December 31, 2018 (“fiscal 2018”) did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During fiscal 2019 and fiscal 2018, and the subsequent period through April 1, 2020, the date of Grant Thornton’s notification, there were (i) no “disagreements” (as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreements in connection with its report, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except as described below.

As disclosed in the Company’s Annual Report on Form 10-K for fiscal 2019, management identified material weaknesses in the operating effectiveness of the Company’s internal control over financial reporting that existed as of December 31, 2018, including material weaknesses relating to the ineffectiveness or failure to maintain effective controls relating to: (1) the control environment, (2) accounting for net patient service operating revenues, net accounts receivable, amounts due to payors, income taxes, noncontrolling interests and review and approval of journal entries, (3) information and communication and (4) monitoring. In connection with the Company’s ongoing remediation efforts of the material weaknesses that existed as of December 31, 2018, management identified an additional material weakness in the Company’s internal control over financial reporting that existed as of December 31, 2019. Specifically, the Company’s controls over the financial statement close process were not effectively designed to ensure that the Company’s financial statements are in compliance with U.S. generally accepted accounting principles due to a lack of sufficient accounting and supervisory personnel.

The Audit Committee has discussed the subject matter of the foregoing material weaknesses with Grant Thornton, and the Company has authorized Grant Thornton to respond fully to any inquiries concerning such matters made by the successor auditor expected to be engaged as the Company’s independent registered public accounting firm to perform audit services for the fiscal year ending December 31, 2020.

Voting Matters

If you have already submitted your proxy for the Annual Meeting by mail, Internet or by telephone, you do not need to take additional action unless you wish to revoke your proxy or otherwise change your vote. You may revoke your proxy or change your vote by: (i) voting by Internet or telephone prior to the vote at the Annual Meeting; (ii) mailing another properly signed and dated proxy card that is received no later than April 28, 2020; (iii) delivering, by no later than April 28, 2020, a written statement to that effect to the Company’s Interim Secretary; or (iv) attending the Annual Meeting and voting. Any stockholder of record as of March 5, 2020 attending the Annual Meeting may vote his or her shares electronically at the Annual Meeting, whether or not a proxy has been previously given. However, the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. If your shares are held by your broker, bank or similar organization, please refer to information from that organization on how to revoke or submit new voting instructions.

Proxies which have already been submitted, and which are not subsequently revoked or changed as described above, will be voted at the Annual Meeting as indicated, except that votes cast regarding Proposal 2 will be disregarded. Detailed information regarding voting procedures can be found in the Proxy Statement.

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